Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tailwind Financial Inc.

We hereby consent to the use in the Registration Statement on Form S-4 of our report dated September 20, 2007 relating to the financial statements of Tailwind Financial Inc. as of and for the period ended June 30, 2007, which are contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

May 12, 2008